{N3720854.2}
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_____________________

Date of Report (Date of earliest event reported): December 12, 2018

STERLING CONSTRUCTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-31993 (Commission File Number)	25-1655321 (IRS Employer Identification No.)

1800 Hughes Landing Blvd. The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)

(281) 214-0800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

854.2}

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    Effective December 12, 2018 (the “Effective Date”), Sterling Construction Company, Inc. (the “Company”) entered into (i) an Executive Employment Agreement with Joseph A. Cutillo, pursuant to which Mr. Cutillo will continue to serve as the Company’s Chief Executive Officer (the “Cutillo Agreement”); (ii) an Executive Employment Agreement with Ronald A. Ballschmiede, pursuant to which Mr. Ballschmiede will continue to serve as the Company’s Chief Financial Officer (the “Ballschmiede Agreement”); and (iii) an Executive Employment Agreement with Richard E. Chandler, Jr. , pursuant to which Mr. Chandler will continue to serve as the Company’s General Counsel (the “Chandler Agreement” and together with the Cutillo Agreement and the Ballschmiede Agreement shall collectively be referred to as the “Agreements”). Prior to the effectiveness of the Agreements, Messrs. Cutillo, Ballschmiede and Chandler (each, individually, an “Executive”) were employed on an at-will basis by the Company.
The Board of Directors of the Company (the “Board”) believes these Agreements are in the best interests of the Company and its stockholders and will encourage long-term retention and stability of the Company’s management team and reduce distractions that could result from them continuing employment on a non-contractual basis. In approving these Agreements, the Board, following the recommendation of its Compensation Committee, considered advice, information and analysis provided by the Compensation Committee’s independent legal counsel and compensation consultant, including general industry and peer group compensation information.
Each Agreement expires on December 11, 2021, but will automatically renew for additional one-year periods, unless (i) either party provides at least 60 days prior written notice of that party’s election not to extend the term; or (ii) the Executive’s employment is earlier terminated pursuant to the terms of the Agreement (the “Employment Term”).
Under the Agreements, Mr. Cutillo will receive an annual base salary of $650,000; Mr. Ballschmiede will receive an annual base salary of $465,000; and Mr. Chandler will receive an annual base salary of $340,000, which amounts reflect the current annual base salary of each Executive. These amounts are subject to adjustment as provided in the Agreements. During the Employment Term, each Executive shall be eligible to receive short-term and long-term incentive compensation and/or to receive equity-based long-term incentive awards under the Company’s applicable plans and programs, in each case based upon the achievement of applicable performance standards, provided that each Executive’s incentive and equity awards shall be made on a basis no less favorable than that on which such awards are made to other senior executive employees of the Company. In addition, Mr. Cutillo will be entitled to use of a Company-provided vehicle and related costs. Incentive compensation paid to the Executives pursuant to the Agreements, or pursuant to any other agreement or arrangement between the Executives and the Company or any of its affiliates, shall be subject to the Company’s corporate clawback policy or other applicable recoupment policies or requirements. Each Agreement also contains non-compete and non-solicitation covenants that apply during the term of the Agreement and for the 12-month period following termination of the Executive’s employment, as well as standard confidentiality and mutual non-disparagement covenants that apply during the term of the Agreement and continue indefinitely after termination of the Executive’s employment (collectively “the restrictive covenants”).
In connection with the execution of the Agreements, the Company entered into a Supplemental Award Agreement with each Executive, under which each Executive received a one-time supplemental award of additional performance share units (“PSUs”). Under the Supplemental Award Agreements, Mr. Cutillo received 500,000 PSUs; Mr. Mr. Ballschmiede received 200,000 PSUs; and Mr. Chandler received 80,000 PSUs. The PSUs will vest in four equal tranches expiring on December 31, 2020 through 2023, if aggressive EPS targets are achieved on or before the expiration date for each tranche.

Each Agreement may be terminated by the Company at any time upon mutual agreement of the parties; by the Company with or without “cause” (as defined therein); or by the Executive with or without “good reason” (as defined therein). Each Agreement also terminates upon the death or disability of the Executive. In the event the Company terminates an Agreement without cause or the Executive terminates his employment for good reason, and provided the Executive complies with the restrictive covenants requirements, the Executive will receive (i) a severance payment equal to the sum of two times (for Mr. Cutillo) and one times (for the other Executives) the Executive’s Base Salary at the time of termination, plus an amount equal to the Executive’s COBRA premium for the 18 months following the Executive’s date of termination; and (ii) payment or reimbursement of up to $50,000 (for Mr. Cutillo) and $25,000 (for the other Executives) for costs incurred by the Executive for post-termination outplacement services. In addition, in the event of an Executive’s termination by the Company without cause or by the Executive for good reason, or the Executive’s termination due to death or disability, all stock options and other equity awards (other than the supplemental award of PSUs) held by the Executive will become immediately vested and exercisable. With respect to the Executive’s supplemental award of PSUs, vesting shall occur only for any tranche that achieves the applicable performance goal as of December 31 of the year in which the Executive’s termination occurs. All other outstanding tranches of the Executive’s supplemental award of PSUs will be forfeited and canceled.
In order to encourage each Executive’s continued attention, dedication and objectivity in connection with a potential “change of control” (as defined therein), the Agreements provide for enhanced severance benefits, in lieu of those described above, if an Executive’s employment is terminated by the Company without cause or by the Executive for good reason (a “Change of Control Termination”). Upon a Change of Control Termination, and provided the Executive complies with the restrictive covenants requirements, the Executive shall receive (i) a payment equal to two times (for Mr. Cutillo) and one and one-half times (for the other Executives) the Executive’s base salary and target annual bonus for the year in which the Change of Control Termination occurs, plus an amount equal to the Executive’s COBRA premium for the 18 months following the Executive’s date of termination; and (ii) $50,000 (for Mr. Cutillo) and $25,000 (for the other Executives) in lieu of the post-termination outplacement benefits or reimbursements described above. In the event of an Executive’s Change of Control Termination, any and all outstanding tranches of the Executive’s supplemental award of PSUs will become immediately vested and exercisable upon the occurrence of the change of control. The Agreements further provide for a reduction of benefits in connection with the change of control, if the net after-tax benefit of such reduction exceeds the net after-tax benefit if such reduction were not made (a “best-net” approach).

The foregoing summary of the Agreements does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Agreements, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Construction Company, Inc.

By:	/s/ Ronald A. Ballschmiede
Ron A. Ballschmiede
Chief Financial Officer

Date: December 18, 2018